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          EXHIBIT 10.3: FORM OF INCENTIVE STOCK OPTION AWARD AGREEMENT

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                                     FORM OF
                     INCENTIVE STOCK OPTION AWARD AGREEMENT
           FOR THE FOX CHASE BANCORP, INC. 2007 EQUITY INCENTIVE PLAN

         This Award Agreement is provided to ________________ (the "Participant") by Fox Chase Bancorp, Inc. (the "Company") as of _________ (the "Grant Date"), the date the Compensation Committee of the Board of Directors (the "Committee") granted the Participant the right and option to purchase Shares pursuant to the Fox Chase Bancorp, Inc., 2007 Equity Incentive Plan
(the "2007 Plan"), subject to the terms and conditions of the 2007 Plan and this Award Agreement:

 1. OPTION GRANT:               You have been granted an INCENTIVE STOCK OPTION
                                (referred to in this Agreement as your "Option")
 2. NUMBER OF SHARES
    SUBJECT TO YOUR OPTION:     ___________ shares of Common Stock ("Shares"),
                                subject to adjustment as may be necessary pursuant to Article 10 of the 2007 Plan.

 3. GRANT DATE:                 ___________

 4. EXERCISE PRICE:             You may purchase Shares covered by your Option
                                at a price of $_______ per share.

         Unless sooner vested in accordance with Section 2 of the Terms and Conditions (attached hereto) or otherwise in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:


        Continuous Status              Percentage of
         as a Participant              Option Vested/              Number of Shares
         after Grant Date             Number of Shares          Available for Exercise          Vesting Date
        -----------------             ----------------          ----------------------          ------------
     Less than 1 year                       0%                          _____                      ______
               1 year                      20%                          _____                      ______
              2 years                      40%                          _____                      ______
              3 years                      60%                          _____                      ______
              4 years                      80%                          _____                      ______
              5 years                     100%                          _____                      ______


         IN WITNESS WHEREOF, Fox Chase Bancorp, Inc., acting by and through the Committee, has caused this Award Agreement to be executed as of the Grant Date set forth above.

                                            FOX CHASE BANCORP, INC.


ACCEPTED BY PARTICIPANT:            By:
                                        --------------------------------------
                                        On behalf of the Compensation Committee
--------------------------
[Name]

--------------------------
Date


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TERMS AND CONDITIONS

1. GRANT OF OPTION. The Grant Date, Exercise Price and number of Shares subject to your Option are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2007 Plan. The Company intends this grant to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

2. VESTING OF OPTIONS. The Option shall vest (become exercisable) in accordance with the vesting schedule shown on page 1 of this Award Agreement. Notwithstanding the vesting schedule on page 1, the Option will also vest and become exercisable:

         (a) Upon your death or Disability during your Continuous Status as a Participant; or

         (b)      Upon a Change in Control (as defined in the 2007 Plan).

3. TERM OF OPTIONS AND LIMITATIONS ON RIGHT TO EXERCISE. The term of the Option will be for a period of ten (10) years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the "Expiration Date"). To the extent not previously exercised, the vested portion of your Option will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

         (a) Three (3) months after the termination of your Continuous Status as a Participant for any reason other than your death or Disability.

         (b) Twelve (12) months after termination of your Continuous Status as a Participant by reason of Disability.

         (c) Twelve (12) months after the date of your death, if you die while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Option would otherwise lapse. Upon your death, your beneficiary (designated pursuant to the terms of the 2007 Plan) may exercise your Option.

         (d) At the end of the remaining original term of the Option, if your employment is involuntarily or constructively terminated within twelve (12) months of a Change in Control. Options exercised more than three (3) months after your termination date will be treated as Non-Statutory Stock Options for tax purposes.

          The Committee may, prior to the lapse of your Option under the circumstances described in paragraphs (a), (b), (c) or (d) above, extend the time to exercise your Option as determined by the Committee in writing and subject to federal regulations. If you return to employment with the Company during the designated post-termination exercise period, then you will be restored to the status as a Participant that you held prior to termination, but no vesting credit will be earned for any period you were not in Continuous Status as a Participant. If you or your beneficiary exercises an Option after your termination of service, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of your termination of service.

4.       EXERCISE OF OPTION. You may exercise your Option by providing:

         (a) a written notice of intent to exercise to [NAME] at the address and in the form specified by the Committee from time to time; and

         (b) payment to the Company in full for the Shares subject to the exercise (unless the exercise is a cashless exercise). Payment for such Shares can be made in cash, Company common stock ("stock swap"), a combination of cash and Company common stock or by means of "cashless exercise" (if permitted by the Committee).

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5.       BENEFICIARY DESIGNATION. You may, in the manner determined by the
         Committee, designate a beneficiary to exercise your rights under the 2007 Plan and to receive any distribution with respect to this Option upon your death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the 2007 Plan is subject to all terms and conditions of this Award Agreement and the 2007 Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If you have not designated a beneficiary or none survives you, the Option may be exercised by the legal representative of your estate, and payment will be made to your estate. You may change or revoke a beneficiary designation at any time, provided the change or revocation is filed with the Company.

6.       WITHHOLDING.

         (a)  EXERCISE OF INCENTIVE STOCK OPTION:

              There are no regular federal or state income or employment tax liabilities upon the exercise of an Incentive Stock Option (SEE INCENTIVE STOCK OPTION HOLDING PERIOD), although the excess, if any, of the Fair Market Value of the shares of Common Stock on the date of exercise over the Exercise Price will be treated as income for alternative minimum tax ("AMT") purposes and may subject you to AMT in the year of exercise. PLEASE CHECK WITH YOUR TAX ADVISOR.

         (b)  DISQUALIFYING DISPOSITION:

              In the event of a disqualifying disposition (described below), you may be required to pay Fox Chase Bancorp, Inc. or its Affiliates (based on the federal and state regulations in place at the time of exercise) an amount sufficient to satisfy all federal, state and local tax withholding.

         (c)  INCENTIVE STOCK OPTION HOLDING PERIOD:

              In order to receive Incentive Stock Option tax treatment under
              Section 422 of the Code, you may not dispose of Shares acquired under an Incentive Stock Option Award (i) for two (2) years from the Date of Grant and (ii) for one (1) year after the date you exercise your Incentive Stock Option. YOU MUST NOTIFY THE COMPANY WITHIN TEN (10) DAYS OF AN EARLY DISPOSITION OF COMMON STOCK (I.E., A "DISQUALIFYING DISPOSITION").

7. LIMITATION OF RIGHTS. This Option does not confer on you or your beneficiary any rights as a shareholder of the Company unless and until Shares are in fact issued in connection with the Option exercise. Nothing in this Award Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your service at any time, nor confer upon you any right to continue in the service of the Company or any Affiliate.

8. STOCK RESERVE. The Company shall, at all times during the term of this Award Agreement, reserve and keep available a sufficient number of Shares to satisfy the requirements of this Award Agreement.

9. RESTRICTIONS ON TRANSFER AND PLEDGE. You may not pledge, encumber, or hypothecate your rights or interests in this Option to or in favor of any party other than the Company or an Affiliate, and the Option shall not be subject to any lien, obligation, or liability of the Participant to any other party other than the Company or an Affiliate. You may not assign or transfer the Option, other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code, if such Section applied to an Option under the 2007 Plan. Only you or a permitted transferee may exercise the Option during your lifetime.

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10.      PLAN CONTROLS. The terms contained in the 2007 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2007 Plan. In the event of any actual or alleged conflict between the provisions of the 2007 Plan and the provisions of this Award Agreement, the provisions of the 2007 Plan will control.

11. SUCCESSORS. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2007 Plan.

12. SEVERABILITY. If any one or more of the provisions contained in this Award Agreement is invalid, illegal or unenforceable, the other provisions of this Award Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in the Award Agreement.

13. NOTICE. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                           Fox Chase Bancorp, Inc.
                           4390 Davisville Road
                           Hatboro, Pennsylvania  19040
                           Attn:   Compensation Committee

         or any other address designated by the Company in a written notice to the Participant. Notices to you will be directed to your address, then currently on file with the Company, or to any other address that you provide in a written notice to the Company.